EXHIBIT 99.1

RESCISSION ELECTION FORM

TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE

INVESTMENT IN GREENSTART, INC.

To: GreenStart, Inc.

2580 Anthem Village Drive

Henderson, NV 89052

c/o Jason F. Griffith

I   hereby  acknowledge  receipt  of  a  prospectus  (the  "Prospectus")   from
GreenStart, Inc. (the "Company"), in which the Company has offered to issue Rescission Shares in exchange for the Dividend Shares issued to Granite stockholders through a stock dividend distribution on or about October 15, 2007. I understand that I have the right to rescind my purchase of the Dividend Shares and receive "registered" shares or continue my investment in its present restricted form.

ONLY THE ISSUANCE OF THE RESCISSION SHARES IN EXCHANGE FOR THE DIVIDEND SHARES ARE REGISTERED UNDER THIS REGISTRATION STATEMENT AND ANY FUTURE RESALES OF THE RESCISSION SHARES MAY BE MADE ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR, IF NO SUCHEXEMPTION IS AVAILABLE, A REGISTRATION STATEMENT FOR SECONDARY OFFERINGS, WHICH MUST CONTAIN THE INFORMATION REQUIRED BY REGULATION S-K, ITEM 507. [CMT. 13]

Subject  to  the  terms  and  conditions  of   the  Rescission  Offer  and  the
instructions set forth below, I hereby elect:

[ ] A. REJECTION IN WHOLE OR IN PART OF RESCISSION OFFER; AFFIRMATION OF

INTENTION TO RETAIN COMMON STOCK.

I hereby affirm my intent to continue my investment and to retain the shares of Common Stock of the Company acquired through the dividend distribution. I elect NOT to accept the Company's Rescission Offer to replace my shares with registered shares.

I understand that as a result of rejecting the Rescission Offer, I will continue to hold my shares of Common Stock of the Company acquired through the dividend distribution and will not have the restriction on the shares lifted by the Transfer Agent at the time that the Registration Statement becomes effective.

I understand that only the issuance of the Rescission Shares in exchange for the Dividend Shares are registered under this registration statement and any future resales of the Rescission Shares may be made only pursuant to an exemption from registration under the Securities Act or, if no such exemption from registration is available, a registration statement for secondary offerings, which must be contain the information required by Regulation S-K,
Item 507.  [CMT. 13 ]

CMT. 44 - DELETED

[ ] B. ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION AND NEW

ISSUANCE OF REGISTERED SHARES

1. I hereby elect to accept the Rescission Offer to rescind the original dividend distribution to me of the shares described below and to receive replacement registered shares issued by the Company.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES YOU WISH TO RESCIND AND HAVE REPLACED WITH REGISTERED SHARES

               DATE                   	  NUMBER

                OF                          OF

                                        CERTIFICATE         SHARES



RECEIPT SHARES ENCLOSED

                                YES [ ] NO [ ]

TOTAL NUMBER OF SHARES BEING RESCINDED: _________________________



2. Do not send your stock certificates representing the Dividend Shares to the Company, Granite or the Distribution Agent. After the Rescission Offer, the Company's stock record book will show the same number of shares outstanding of the Company's Common Stock as is currently shown on its stock record book.

3. Subject to and effective upon receipt of the undersigned's rescission in accordance with the terms of the Rescission Offer, the undersigned sells, assigns and transfers to the order of the Company for cancellation all right, title and interest in and to all rescinded shares of the Company's Common Stock as identified above. The undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

SIGNATURES

                               THE UNDERSIGNED:

Print name of the undersigned and, (a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).

Dated:

                                   SIGNATURE

                            TAX I.D./SOC. SEC. NO.


Dated:         Signature ( if joint account )


               Tax I.D./Soc. Sec. No. ( if joint account )


               Employee I.D. Number(s)


               Residence Address



                           CITY, STATE AND ZIP CODE

                 MAILING ADDRESS (IF DIFFERENT FROM RESIDENCE)

                           CITY, STATE AND ZIP CODE

                               TELEPHONE NUMBER

                   INSTRUCTIONS TO RESCISSION ELECTION FORM

1. GENERAL. The Rescission Election Form should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Election Form.

2. SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. If the rescinded shares have been assigned by the registered holder, in which event the Rescission Election Form should be signed in exactly the same form as the name of the last transferee as endorsed on the certificates.

3. Do not send your stock certificates representing the Dividend Shares to the Company, Granite or the Distribution Agent. After the Rescission Offer, the Company's stock record book will show the same number of shares outstanding of the Company's Common Stock as is currently shown on its stock record book.

4. TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form must be received by the Company no later than 5:00 P.M., Pacific Standard Time, February 29, 2009 (the "Expiration Date").

5. QUESTIONS. All questions with respect to this Rescission Election Form and the Rescission Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to Jason Griffith at (702) 588-5975.